Explanatory Note:  Flora Growth Corp. has prepared and filed this Form 1-A/A solely for the purpose of filing Exhibit 12.1 Opinion of Wildeboer Dellelce LLP.

PART III – EXHIBITS
Exhibit No.	Description

EX1A-2.1#	Certificate of Incorporation of Flora Growth Corp.

EX1A-2.2#	Bylaws of Flora Growth Corp.

EX1A-4.1 #	Form of Subscription Agreement.

EX1A-4.2#	Form of Common Share Purchase Warrant.

EX1A-6.1#	Consulting Agreement dated March 14, 2019 between Flora Growth Corp. and Forbes & Manhattan, Inc.

EX1A-6.2#	Consulting Agreement dated March 14, 2019 between Flora Growth Corp. and Stan Bharti.

EX1A-6.3#	Consulting Agreement dated March 14, 2019 between Flora Growth Corp. and Damian Lopez.

EX1A-6.4#	Consulting Agreement dated March 14, 2019 between Flora Growth Corp. and Jadan Consulting Corporation.

EX1A-6.5#	Consulting Agreement dated September 11, 2019 between Flora Growth Corp. and Orlando Bustos.

EX1A-6.6#	Form of Founder Warrant to Purchase Common Shares of Flora Growth Corp.

EXA1-6.7#	Broker-Dealer Agreement dated September 6, 2019 between Flora Growth Corp. and Dalmore Group, LLC.

EX1A-6.8#	Consulting Agreement dated September 6, 2019 between Flora Growth Corp. and DALV Consulting, LLC.

EX1A-6.9#	Shared Costs Services Agreement dated March 14, 2019 between Flora Growth Corp. and 2227929 Ontario Inc.

EX1A-6.10#	Promissory Lease With Option to Sale and Purchase Agreement dated December 27, 2018 between Cosechemos YA S.A.S. and Waldshut C.V.

EX1A-6.11#	Promissory Lease With Option to Sale and Purchase Agreement dated December 27, 2018 between Cosechemos YA S.A.S. and Vicalvaro C.V.

EX1A-6.12#	Lease Agreement dated May 2, 2018 between Cosechemos YA S.A.S. and C.I Gramulaz S.C.A

EX1A-6.13 #	Amendment to Lease Agreement dated September 1, 2019 between Cosechemos YA S.A.S. and C.I Gramulaz S.C.A.

EX1A-6.14#	Loan Agreement dated August 6, 2019 between Flora Growth Corp. and Copper One Inc., as amended on September 12, 2019.

EX1A-6.15#	Shareholders’ Agreement dated October 2, 2019 among Flora Growth Corp., Guillermo Andres Ramirez Martinez, Guillermo Ramirez Cabrales and Oscar Mauricio Franco Ulloa.

EX1A-6.16#	Flora Growth Corp. Stock Option Plan.

EX1A-6.17#	Form of Stock Option Agreement.

EX1A-6.18 #	Amendment to Promissory Lease With Option to Sale and Purchase Agreement dated November 1, 2019 between Cosechemos YA S.A.S. and Waldshut C.V.

EX1A-6.19 #	Amendment to Promissory Lease With Option to Sale and Purchase Agreement dated November 1, 2019 between Cosechemos YA S.A.S. and Vicalvaro C.V.

EX1A-7.1#	Share Purchase Agreement dated July 16, 2019 among Flora Growth Corp., Guillermo Andres Ramirez Martinez, Guillermo Ramirez Cabrales and Oscar Mauricio Franco Ulloa.

EX1A-10.1#	Power of Attorney (included on signature page hereto).

EX1A-11.1 #	Consent of McGovern Hurley LLP.

EX1A-11.1 #	Consent of RSM Colombia SAS.

EX1A-12.1†	Opinion of Wildeboer Dellelce LLP.

EX1A-14.1#	Appointment of Agent for Service of Process.

† Filed herewith.
# Previously filed.

SIGNATURES
Pursuant to the requirements of Regulation A+, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A /A and has duly caused this offering statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Toronto, Province of Ontario, Canada, on December 11 , 2019.
FLORA GROWTH CORP.

Date: December 11 , 2019	By:	/s/Damian Lopez
Name:Damian Lopez
Title:Chief Executive Officer

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below has previously appointed Damian Lopez his or her true and lawful attorney‑in‑fact and agent, with full power of substitution, for her or him and in her or his name, place and stead, in any and all capacities, to sign any and all amendments to this Form 1-A /A offering statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and ratifying and confirming all that said attorney-in-fact and agent or her or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.
This offering statement has been signed by the following persons in the capacities and on the dates indicated.
/s/Damian Lopez Name: Damian Lopez Title: Chief Executive Officer, President and Director (Principal Executive Officer)	Date: December 11 , 2019
/s/Deborah Battiston Name: Deborah Battiston Title: Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	Date: December 11 , 2019
/s/ Damian Lopez as Attorney-in-fact Name: Orlando Bustos Title: VP Corporate Development	Date: December 11 , 2019
/s/ Damian Lopez as Attorney-in-fact Name: Javier Franco Title: VP Agriculture	Date: December 11 , 2019
/s/ Damian Lopez as Attorney-in-fact Name: Stan Bharti Title: Executive Chairman	Date: December 11 , 2019
/s/ Damian Lopez as Attorney-in-fact Name: Frederic Leigh Title: Director	Date: December 11 , 2019
/s/ Damian Lopez as Attorney-in-fact Name: William Steers Title: Director	Date: December 11 , 2019